                                                Filed Pursuant to Rule 424(b)(3)
                                           Registration Statement No. 333-107535
             8 7/8% Senior Notes due 2010 CUSIP Nos. 749564 AA 8 and U76218 AA 1
                                10 7/8% Senior Subordinated Notes due 2012 CUSIP
                                                Nos. 749564 AC 4 and U76218 AB 9



                               R.H. DONNELLEY INC.

                  PROSPECTUS SUPPLEMENT DATED DECEMBER 31, 2003
                     TO THE PROSPECTUS DATED AUGUST 1, 2003

         The selling security holders table on pages 28-47 of the prospectus, as amended, is hereby further amended to add the information regarding the following entity in the prospectus and its respective amount of 10 7/8% senior subordinated notes due 2012.



                                                Senior Notes                        Senior Subordinated Notes
                                   -----------------------------------------------------------------------------------
                                                                             Principal Amount     Principal Amount
                                      Principal Amount    Principal Amount       of Senior           of Senior
                                     of Senior Notes      of Senior Notes    Subordinated Notes   Subordinated Notes
Name of Selling Security Holder           Owned               Offered              Owned               Offered
-----------------------------------------------------------------------------------------------------------------------
Credit Suisse First Boston LLC             --                    --               $750,000             $750,000
